Exhibit 99.1
Chord Energy Reports Third Quarter 2026 Financial and Operating Results, Declares Base Dividend, and Updates 2026 Outlook
Houston, Texas — November 4, 2026 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord,” “Chord Energy,” or the “Company”) today reported financial and operating results for the third quarter 2026.
Key Takeaways and Updates:
•Operational Strength: Cash Flow from Operations and Adjusted Free Cash Flow(1) exceeded expectations in 3Q26, supported by production volumes above the high-end of guidance and strong price realizations;
•Raising Volumes & Adjusted Free Cash Flow Estimates: Strong operational performance led Chord to increase FY26 oil volumes ~1% to 162.5 MBopd and FY26 Adjusted Free Cash Flow expectations increased by ~$200MM since the August outlook;
•Shareholder Returns: Returned capital through the $1.30/share base dividend and $205MM of share repurchases at an average price of $135.74/share during 3Q26 with another $78MM repurchased in 4Q26 as of October 30, 2026 at an average price of $146.84/share;
•Marketing Optimization: Executed numerous third-party marketing agreements YTD, which are expected to deliver $35MM-$55MM annualized Adjusted Free Cash Flow savings over time, and also identified additional small-scale midstream investment opportunities. See “Marketing Update” below for additional information;
•Executing 4-Mile Laterals: Successfully executed and turned in line (“TIL”) 24 additional 4-mile wells across five pads;
•Enhancing Base Production: Continuing to benefit from strength in base production performance which is driving volumes above the initial 2026 plan;
•Driving Run-Rate Savings: Expected annual run-rate savings now $225MM, more than double the amount expected in the initial 2025 update, with the recent increase driven by base production optimization and further marketing improvements; and
•Marcellus Divestiture: Announced divestiture of non-operated Marcellus assets for total gross consideration of $550.0 million, including $55.0 million deposit received during 3Q26. Closing is expected in 4Q26.
3Q26 Operational and Financial Highlights:
•Strong Volumes: Oil volumes of 165.5 MBopd were above the top-end of guidance. Natural gas and NGL volumes were also above the top-end of guidance;
•Capital Discipline: CapEx of $371MM, after excluding $4.5MM of reimbursable non-op CapEx and $6.0MM of reimbursable Marcellus CapEx that exceeded expectations, was slightly below midpoint of guidance;
•Realizations: Oil differentials were favorable to expectations as were natural gas and NGL realizations;
•Profitability: Net income was $181.6MM ($3.29/diluted share) and Adjusted Net Income(1) was $332.9MM ($6.08/diluted share); and
•Cash Generation: Net cash provided by operating activities was $781.4MM, Adjusted EBITDA(1) was $871.3MM and Adjusted Free Cash Flow(1) was $442MM (excluding $4.5MM of reimbursable non-op CapEx and $6.0MM of reimbursable Marcellus CapEx that exceeded expectations).
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
“Chord’s operational momentum continues and the team delivered solid results in the third quarter,” said Michael Lou, Chord Energy’s President and Chief Executive Officer. “Third quarter volumes were above the top-end of guidance and Chord raised FY26 oil volume guidance for the second time this year. We continue to execute on our strategy and make further progress on key projects, including our 4-mile program and base production enhancement. Chord also executed several third-party marketing agreements that, alongside other initiatives implemented over the past two years, increased annual run-rate savings to $225 million. Chord continues to drive efficiency through every aspect of the business, which puts the Company in a strong position to enhance economics and benefit from higher prices while improving our resiliency to create value through the commodity cycle.”
Mr. Lou continued, “As I step into the CEO role, I’m honored to lead Chord through our next chapter. We have built a top-tier organization with talented leaders and employees who are passionate about executing on our strategy and driving long-term value for our shareholders. I’m proud of the tremendous progress Chord has made over the past several years and look forward to driving further improvements. I am eager to work with the Chord team as well as our communities and other stakeholders to build upon our strong operational and financial performance, while safely producing the affordable and reliable energy the world needs.”
3Q26 Operational and Financial Update:
The following table presents select 3Q26 operational and financial data compared to guidance released on August 5, 2026 and the Preliminary 3Q26 results released on October 19, 2026:

Metric	3Q26 Actual	Preliminary 3Q26 Results	3Q26 Guidance
Oil Volumes (MBopd)	165.5	165.4 - 165.6	161.5 - 164.5
NGL Volumes (MBblpd)	55.1	55.0 - 55.2	50.0 - 52.0
Natural Gas Volumes (MMcfpd)	420.6	420.4 - 420.8	397.0 - 405.0
Total Volumes (MBoepd)	290.8	290.5 - 290.9	277.7 - 284.0
CapEx ($MM)(1)	$381.8	$379 - $385	$360 - $390
Oil Premium/(Discount) to WTI ($/Bbl)	$0.11	$0.06 - $0.16	$(0.70) - $0.30
NGL Realization (% of WTI)	14%	13% - 15%	4% - 10%
Natural Gas Realization (% of Henry Hub)	36%	35% - 37%	20% - 30%
LOE ($/Boe)	$10.56	$10.51 - $10.61	$10.00 - $11.00
Cash GPT ($/Boe)(2)	$2.77	—	$2.75 - $3.15
Cash G&A ($MM)(2)	$25.5	—	$25 - $27
Production Taxes (% of Oil, NGL and Natural Gas Sales)	8.2%	8.1% - 8.3%	8.0% - 8.4%
Cash Interest ($MM)(2)	$26.0	—	$25 - $27
Cash Tax ($MM)(3)	$32.0	$32.0	—
Cash Tax (% of Adjusted EBITDA(2))	3.7%	—	3% - 9%

___________________
(1)3Q26 includes $4.5MM of reimbursable non-op CapEx and $6.0MM of reimbursable Marcellus CapEx that exceeded expectations.
(2)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(3)Represents actual cash taxes paid in 3Q26 presented on a cash basis and does not include changes in accrued tax amounts included in working capital and deferred taxes within our condensed consolidated financial statements.
Chord had 29 gross (22 net) operated TILs in 3Q26.
Return of Capital:
Chord declared a base dividend of $1.30 per share of common stock. The dividend will be payable on December 7, 2026 to shareholders of record as of November 19, 2026.

The Company repurchased 1,510,156 shares of common stock at a weighted average price of $135.74/share totaling $205.0MM in 3Q26. Shares outstanding were 53.7MM (54.4MM on a fully-diluted basis) as of September 30, 2026, compared to 55.2MM (56.0MM on a fully-diluted basis) as of June 30, 2026. Additionally, Chord repurchased another $78MM of shares in 4Q26 as of October 30, 2026 at an average price of $146.84/share. Details regarding the Return of Capital calculation can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.

Marketing Update:
Chord has executed numerous third-party marketing agreements year-to-date, which are expected to deliver $35MM-$55MM of annualized Adjusted Free Cash Flow savings. These agreements encompass crude oil, natural gas and water marketing and midstream services across the Company’s Williston Basin acreage position, reflecting Chord’s ongoing commitment to continuous improvement, cost efficiency and value creation.
Additionally, Chord has identified additional small-scale midstream investment opportunities with competitive economics. These projects are largely focused on water gathering and disposal and are expected to lead to total FY26 midstream CapEx of $50MM vs. $30MM in February guidance.
Operations Update:
•4-Mile Laterals: As of 3Q26, the Company has turned in line 47 total 4-mile wells. Execution and production results continue to be in line with expectations, supported by multi-well efficiencies. Chord has scaled its 4-mile program throughout 2026, with 70% of its lateral footage drilled as 4-mile wells, as of September 30, 2026.
•Execution: Chord continues to demonstrate strong operational execution and improved cycle times across its Williston Basin program. The Company continues to drive 4-mile efficiencies, with 70% of its laterals being drilled in a single run. As compared to 2025, Chord’s 2026 frac productivity has improved by over 20%, achieving a mile per day of completed lateral length in 3Q26. Cleanouts continue to reach total depth, ensuring contribution from the toe.
•Production/LOE: Continued execution improvements on base production helped drive production above the high-end of guidance. This has been driven by a broad set of initiatives across logistics, mechanical optimization, returning shut-in wells to production, and various chemical treatments. The team continues to generate new ideas, aided by AI screening tools, and Chord is testing multiple new approaches within its chemical workover program.
2026 Outlook Update:
Chord is updating its 2026 guidance to reflect 3Q26 performance and its latest forecasts, which assumes the Marcellus divestiture closes mid-4Q26. In 2026, Chord expects to generate approximately $3.4B of Adjusted EBITDA and $1.6B of Adjusted Free Cash Flow, including the impact of derivatives ($90/Bbl WTI and $3.00/MMBtu Henry Hub for 4Q26).
Key Update Summary:
•Volumes: FY26 oil volume midpoint guidance increased ~1% from 161.0 MBopd to 162.5 MBopd;
•4Q26 oil volume midpoint guidance of 161.0 MBopd reflects continued strong operational performance from production optimization and the development program;
•Capital: FY26 CapEx midpoint guidance increasing from $1.4B to $1.46B;
•FY26 CapEx range includes ~$20MM in incremental midstream spending vs. August guidance;
•4Q26 CapEx midpoint guidance of $330MM reflects higher midstream spending and higher operated and non-operated activity;
•FY26 CapEx excludes ~$10MM of 2H26 Marcellus CapEx that exceeded expectations vs. original guidance, which will be fully reimbursed at closing;
•Realizations: Adjusting realization guidance to reflect the current market outlook and for the Marcellus divestiture;
▪LOE: Adjusting for impacts of the Marcellus divestiture;
•Cash GPT: Lowering Cash GPT guidance reflecting the impact of marketing optimization discussed above and the Marcellus divestiture;
•Cash Taxes: Adjusting FY26 for YTD performance. Cash Tax (% of Adjusted EBITDA) FY26 midpoint guidance remains essentially unchanged vs. August guidance; and
•Activity: Chord plans to TIL 149–155 gross operated wells in FY26 with an average working interest of ~75%. 4Q26 volumes and 4Q26 CapEx reflect a sequential decline in activity as a result of dropping the second frac crew in July, with plans to reinstate the second crew in late 2026 or early 2027.

The following table presents select operational and financial guidance for the periods presented. Guidance includes Marcellus through anticipated mid 4Q26 close.

Metric	4Q26 Guidance	FY26 Guidance
Oil Volumes (MBopd)	159.5 - 162.5	162.0 - 163.0
NGL Volumes (MBblpd)	53.0 - 55.0	52.5 - 53.0
Natural Gas Volumes (MMcfpd)	351.0 - 359.0	398.0 - 400.0
Total Volumes (MBoepd)	271.0 - 277.3	280.9 - 282.7
CapEx ($MM)(1)	$305 - $355	$1,435 - $1,485
Oil Premium/(Discount) to WTI ($/Bbl)	$0.50 - $1.50	$(0.09) - $0.16
NGL Realization (% of WTI)	15% - 25%	13% - 15%
Natural Gas Realization (% of Henry Hub)	30% - 40%	41% - 43%
LOE ($/Boe)	$10.50 - $11.50	$10.31 - $10.55
Cash GPT ($/Boe)(2)	$2.40 - $2.80	$2.70 - $2.80
Cash G&A ($MM)(2)	$25 - $29	$99 - $103
Production Taxes (% of Oil, NGL and Natural Gas Sales)	8.0% - 8.4%	8.1% - 8.2%
Cash Interest ($MM)(2)	$25 - $27	$103 - $105
Cash Tax (% of Adjusted EBITDA(2))(3)	5% - 11%	5% - 6%
___________________
(1)FY26 CapEx excludes $8.2MM of reimbursable non-op CapEx YTD and ~$10MM of 2H26 Marcellus CapEx that exceeded expectations vs. original guidance, which will be fully reimbursed at closing;
(2)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(3)4Q26 reflects $70/Bbl – $100/Bbl WTI.
Select Operational and Financial Data:
The following table presents select operational and financial data for the periods presented:

	3Q26	2Q26	3Q25
Production data:
Crude oil (MBopd)	165.5	165.4	155.7
NGL (MBblpd)	55.1	53.0	55.1
Natural gas (MMcfpd)(1)	420.6	408.0	420.1
Total production (MBoepd)	290.8	286.4	280.9
Percent crude oil	56.9%	57.8%	55.4%
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$85.80	$93.99	$63.59
Differential to NYMEX WTI ($/Bbl)	0.11	1.27	(1.41)
Crude oil, with realized derivatives ($/Bbl)	81.95	86.94	64.16
Crude oil realized derivatives gain (loss) ($MM)	(58.6)	(106.2)	8.3
NGL, without realized derivatives ($/Bbl)	11.92	9.25	4.89
NGL, with realized derivatives ($/Bbl)	11.92	9.25	4.89
Natural gas, without realized derivatives ($/Mcf)(2)	1.07	0.94	0.81
Natural gas, with realized derivatives ($/Mcf)	1.32	1.29	1.11
Natural gas realized derivatives gain (loss) ($MM)	10.0	13.0	11.5
Selected financial data ($MM):
Revenues:
Crude oil revenues	$1,306.6	$1,415.0	$910.8
NGL revenues	60.5	44.6	24.8
Natural gas revenues	41.3	34.7	31.2
Total oil, NGL and natural gas revenues	$1,408.4	$1,494.3	$966.8
Cash flows:
Net cash provided by operating activities:	$781.4	$1,116.2	$559.0
Net income:
Net income	$181.6	$525.2	$130.1
Non-GAAP financial measures(3):
Adjusted EBITDA	$871.3	$923.5	$577.8
Adjusted Free Cash Flow(4)	431.5	413.4	218.6
Adjusted Net Income Attributable to Common Stockholders	332.9	361.7	134.5
Select operating expenses:
LOE	$282.5	$267.8	$248.6
Gathering, processing and transportation expenses (“GPT”)	81.6	62.8	73.1
Production taxes	115.8	125.9	79.5
Depreciation, depletion and amortization	390.7	409.2	374.9
Total select operating expenses	$870.6	$865.7	$776.1
Select operating expenses ($/Boe):
LOE	$10.56	$10.28	$9.62
GPT	3.05	2.41	2.83
Production taxes	4.33	4.83	3.08
Depreciation, depletion and amortization	14.61	15.70	14.51
Total select operating expenses	$32.55	$33.22	$30.04
Earnings per share:
Basic earnings per share	$3.30	$9.30	$2.26
Diluted earnings per share	3.29	9.28	2.26
Adjusted diluted earnings per share (Non-GAAP)(3)	6.08	6.44	2.35
___________________
(1)Marcellus natural gas volumes were 118.6 MMcfpd in 3Q26, 116.9 MMcfpd in 2Q26 and 117.5 MMcfpd in 3Q25.

(2)Marcellus natural gas realized prices were $2.03/Mcf in 3Q26, $2.10/Mcf in 2Q26 and $2.16/Mcf in 3Q25.
(3)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(4)3Q26, 2Q26 and 3Q25 include $4.5MM, $0.7MM and $11.7MM of reimbursable non-op CapEx, respectively.
Capital Expenditures:
The following table presents the Company’s CapEx by category for the periods presented (in millions):

	1Q26	2Q26	3Q26	YTD26
CapEx ($MM):
E&P(1)	$330.6	$402.3	$370.6	$1,103.5
Midstream	14.2	14.2	10.0	38.4
Other	0.1	0.2	1.2	1.5
Total CapEx(2)	$344.9	$416.7	$381.8	$1,143.4
__________________
(1)YTD26 includes $8.2MM of reimbursable non-op CapEx and $6.0MM of reimbursable Marcellus CapEx that exceeded expectations.
(2)YTD26 excludes capitalized interest costs of $2.7MM.
Acquisitions:
Acquisition and leasehold costs were $3.5MM in 3Q26.
Balance Sheet and Liquidity:
The following table presents key balance sheet data and liquidity metrics as of September 30, 2026 (in millions):

September 30, 2026
Revolving credit facility(1)	$2,000.0

Revolver borrowings	$—
Senior notes	1,500.0
Total debt	$1,500.0

Cash and cash equivalents	$804.7
Letters of credit	30.3
Liquidity	$2,774.4
___________________
(1)$2.75B borrowing base and $2.0B of elected commitments.

Contact:
Chord Energy Corporation
Bob Bakanauskas, VP, Finance
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:

Date:	Thursday, November 5, 2026
Time:	10:00 a.m. Central
Live Webcast:	https://app.webinar.net/eyOML5z9GVX
You may use the following dial-in information to join the conference call by phone with operator assistance:

Dial-in:	1-800-836-8184
Intl. Dial-in:	1-646-357-8785
Conference ID:	92041
A recording of the conference call will be available beginning at 1:00 p.m. Central on the day of the call and will be available until Thursday, November 12, 2026 by dialing:

Replay dial-in:	1-888-660-6345
Intl. replay:	1-646-517-4150
Replay access:	92041 #
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
Forward-Looking Statements and Cautionary Statements
Certain statements in this press release, other than statements of historical facts, that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, financial condition, objectives, assumptions or future events or performance are forward-looking statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, production levels, anticipated financial and operating results, other guidance, and the effects and anticipated benefits of the Marcellus divestiture. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These forward-looking statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, the ability to complete or realize the anticipated benefits from the Marcellus divestiture, changes in crude oil, NGL and natural gas realized prices, uncertainty regarding the future actions of foreign oil producers and the related impacts such actions have on the balance between the supply of and demand for crude oil, NGLs, and natural gas, the actions taken by OPEC+ with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with production levels, changes in trade policies and regulations, including increases or change in duties, current and potentially new tariffs or quotas and other similar measures, as well as the potential impact of retaliatory tariffs and other actions, war between Russia and Ukraine, military conflicts in the Red Sea Region, Iran, and the wider Middle East and their effect on commodity prices, changes or uncertainty in general economic and geopolitical conditions, inflation rates and the impact of associated monetary policy responses, including fluctuating interest rates, logistical challenges and supply chain disruptions, including as a result of conflicts, our business strategy, including the continued implementation of our 4-mile well program, the geographic concentration of our operations, uncertainties in estimating proved reserves and forecasting production results, drilling and completion of wells, operational factors affecting the commencement or maintenance of producing wells, the availability of infrastructure and midstream service providers, our ability to realize the anticipated benefits from acquisitions, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in Chord’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets primarily in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Chord Energy Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	September 30, 2026	December 31, 2025

ASSETS
Current assets
Cash and cash equivalents	$804,713	$189,531
Accounts receivable, net	1,448,229	1,116,685
Inventory	111,978	115,713
Prepaid expenses	32,453	33,767
Derivative instruments	281	77,312
Other current assets	5,640	5,061
Current assets held for sale	444,421	—
Total current assets	2,847,715	1,538,069
Property, plant and equipment
Oil and gas properties (successful efforts method)	15,441,121	14,848,968
Other property and equipment	61,740	60,395
Less: accumulated depreciation, depletion and amortization	(4,599,957)	(3,572,834)
Total property, plant and equipment, net	10,902,904	11,336,529
Derivative instruments	—	8,366
Investment in equity securities	143,507	119,698
Long-term inventory	26,042	30,759
Operating right-of-use assets	14,141	12,749
Other assets	36,967	28,104
Total assets	$13,971,276	$13,074,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$106,525	$41,795
Revenues and production taxes payable	824,478	618,258
Accrued liabilities	920,542	735,386
Accrued interest payable	4,237	28,594
Derivative instruments	163,505	—
Current operating lease liabilities	10,565	14,656
Other current liabilities	45,883	11,898
Current liabilities held for sale	52,862	—
Total current liabilities	2,128,597	1,450,587
Long-term debt, net	1,482,245	1,479,581
Deferred tax liabilities	1,667,325	1,615,850
Asset retirement obligations	389,037	432,802
Derivative instruments	13,373	—
Operating lease liabilities	13,562	10,518
Other liabilities	10,516	4,982
Total liabilities	5,704,655	4,994,320
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 240,000,000 shares authorized, 67,253,511 shares issued and 53,691,441 shares outstanding at September 30, 2026; and 240,000,000 shares authorized, 67,150,747 shares issued and 56,762,243 shares outstanding at December 31, 2025	676	675
Treasury stock, at cost: 13,562,070 shares at September 30, 2026 and 10,388,504 shares at December 31, 2025	(1,731,331)	(1,304,092)
Additional paid-in capital	7,358,236	7,339,735
Retained earnings	2,639,040	2,043,636
Total stockholders’ equity	8,266,621	8,079,954
Total liabilities and stockholders’ equity	$13,971,276	$13,074,274

Chord Energy Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenues
Oil, NGL and gas revenues	$1,408,368	$966,847	$4,053,241	$3,020,537
Purchased oil and gas sales	297,533	345,234	1,490,980	687,150
Total revenues	1,705,901	1,312,081	5,544,221	3,707,687
Operating expenses
Lease operating expenses	282,461	248,604	795,209	738,644
Gathering, processing and transportation expenses	81,587	73,052	211,370	220,467
Purchased oil and gas expenses	296,191	340,947	1,477,684	684,060
Production taxes	115,829	79,509	328,418	223,116
Depreciation, depletion and amortization	390,749	374,919	1,184,201	1,101,725
General and administrative expenses	32,009	21,861	99,411	92,778
Impairment and exploration	2,030	2,034	7,280	545,957
Total operating expenses	1,200,856	1,140,926	4,103,573	3,606,747
Gain (loss) on sale of assets, net	(28)	(365)	311	4,628
Operating income	505,017	170,790	1,440,959	105,568
Other income (expense)
Net gain (loss) on derivative instruments	(246,002)	20,724	(379,607)	82,674
Net gain (loss) from investment in equity securities	7,186	(4,646)	31,158	(10,507)
Interest expense, net of capitalized interest	(26,747)	(18,717)	(80,006)	(53,324)
Loss on debt extinguishment	—	—	—	(3,494)
Other income, net	6,189	2,146	14,704	6,692
Total other income (expense), net	(259,374)	(493)	(413,751)	22,041
Income before income taxes	245,643	170,297	1,027,208	127,609
Income tax expense	(64,081)	(40,186)	(211,852)	(167,566)
Net income (loss)	$181,562	$130,111	$815,356	$(39,957)
Earnings (loss) per share:
Basic	$3.30	$2.26	$14.51	$(0.72)
Diluted	$3.29	$2.26	$14.47	$(0.72)
Weighted average shares outstanding:
Basic	54,583	57,157	55,762	57,141
Diluted	54,745	57,157	56,329	57,195

Chord Energy Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Nine Months Ended September 30,
	2026	2025

Cash flows from operating activities:
Net income (loss)	$815,356	$(39,957)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	1,184,201	1,101,725
Loss on debt extinguishment	—	3,494
Gain on sale of assets	(311)	(4,628)
Impairment	37	539,323
Deferred income taxes	51,475	106,699
Net (gain) loss on derivative instruments	379,607	(82,674)
Net (gain) loss from investment in equity securities	(31,158)	10,507
Equity-based compensation expenses	23,448	19,464
Settlement of asset retirement obligations	(27,747)	(21,163)
Deferred financing costs amortization and other	(3,289)	1,881
Working capital and other changes:
Change in accounts receivable, net	(360,346)	71,401
Change in inventory	3,640	(12,343)
Change in prepaid expenses	4,077	4,686
Change in accounts payable, interest payable and accrued liabilities	338,767	(56,034)
Change in other assets and liabilities, net	27,248	(6,711)
Net cash provided by operating activities	2,405,005	1,635,670
Cash flows from investing activities:
Capital expenditures	(1,097,275)	(1,044,820)
Acquisitions	(10,697)	(27,434)
Acquisition deposit	—	(55,000)
Proceeds from divestitures	298	10,735
Deposit received for assets held for sale	55,000	—
Derivative settlements	(117,331)	31,954
Contingent consideration received	25,000	25,000
Distributions from investment in equity securities	7,350	9,182
Contributions to investments	(7,851)	—
Net cash used in investing activities	(1,145,506)	(1,050,383)
Cash flows from financing activities:
Proceeds from revolving credit facility	85,000	3,687,000
Principal payments on revolving credit facility	(85,000)	(4,132,000)
Repayment and discharge of senior notes	—	(401,432)
Issuance of senior notes	—	1,500,000
Deferred financing costs	—	(21,881)
Repurchases of common stock	(418,662)	(357,837)
Tax withholding on vesting of equity-based awards	(4,947)	(22,100)
Dividends paid	(219,074)	(243,418)
Payments on finance lease liabilities	(1,634)	(1,384)
Proceeds from warrants exercised	—	23
Net cash provided by (used in) financing activities	(644,317)	6,971
Increase in cash and cash equivalents	615,182	592,258
Cash and cash equivalents:
Beginning of period	189,531	36,950
End of period	$804,713	$629,208
Supplemental cash flow information:
Cash paid for income taxes	$119,192	$73,099
Supplemental non-cash transactions:
Change in accrued capital expenditures	$47,576	$(252)
Change in asset retirement obligations	4,900	102,364
Change in dividends payable	879	1,173

Non-GAAP Financial Measures
The following are non-GAAP financial measures included in this press release and are not prepared in accordance with GAAP and are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures without unreasonable efforts. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In thousands)
GPT	$81,587	$73,052	$211,370	$220,467
Pipeline imbalances	(7,397)	734	5,970	(988)
Cash GPT	$74,190	$73,786	$217,340	$219,479

Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to certain merger and acquisition costs, non-cash equity-based compensation expenses and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In thousands)
General and administrative expenses	$32,009	$21,861	$99,411	$92,778
Merger and acquisition costs(1)	—	(77)	—	(8,141)
Non-cash equity-based compensation expenses	(6,634)	(6,464)	(23,448)	(19,461)
Other non-cash adjustments	164	1,215	(2,369)	1,408
Cash G&A	$25,539	$16,535	$73,594	$66,584
___________________
(1)3Q25 and YTD25 primarily include merger and acquisition costs directly attributable to the arrangement with Enerplus.

Cash Interest
The Company defines Cash Interest as total interest expense plus capitalized interest less amortization of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In thousands)
Interest expense	$26,747	$18,717	$80,006	$53,324
Capitalized interest	863	1,128	2,695	3,316
Amortization of deferred financing costs	(1,597)	(1,359)	(4,717)	(3,885)
Cash Interest	$26,013	$18,486	$77,984	$52,755
Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger and acquisition costs, exploration expenses, impairment expenses, loss on debt extinguishment and other similar non-cash or non-recurring charges. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA less Cash Interest, CapEx (excluding capitalized interest and acquisition capital) and cash taxes paid.
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, its ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In thousands)
Net income (loss)	$181,562	$130,111	$815,356	$(39,957)
Interest expense, net of capitalized interest	26,747	18,717	80,006	53,324
Loss on debt extinguishment	—	—	—	3,494
Income tax expense	64,081	40,186	211,852	167,566
Depreciation, depletion and amortization	390,749	374,919	1,184,201	1,101,725
Merger and acquisition costs(1)	—	77	—	8,141
Impairment and exploration expenses(2)	2,030	2,034	7,280	545,957
(Gain) loss on sale of assets, net	28	365	(311)	(4,628)
Net (gain) loss on derivative instruments	246,002	(20,724)	379,607	(82,674)
Realized gain (loss) on commodity price derivative contracts	(48,653)	19,770	(160,278)	33,609
Net (gain) loss from investment in equity securities	(7,186)	4,646	(31,158)	10,507
Distributions from investment in equity securities	2,468	2,395	7,350	7,132
Non-cash equity-based compensation expenses	6,634	6,464	23,448	19,461
Other non-cash adjustments	6,843	(1,185)	(9,528)	(3,145)
Adjusted EBITDA	871,305	577,775	2,507,825	1,820,512
Cash Interest	(26,013)	(18,486)	(77,984)	(52,755)
CapEx(3)	(381,807)	(333,652)	(1,143,442)	(1,044,680)
Cash taxes paid	(32,000)	(7,000)	(120,382)	(73,099)
Adjusted Free Cash Flow	$431,485	$218,637	$1,166,017	$649,978

Net cash provided by operating activities	$781,384	$558,967	$2,405,005	$1,635,670
Changes in working capital	45,722	(13,515)	(13,385)	(999)
Interest expense, net of capitalized interest	26,747	18,717	80,006	53,324
Current income tax expense (benefit)	53,719	(17,463)	160,377	60,868
Merger and acquisition costs(1)	—	77	—	8,141
Exploration expenses	2,022	2,026	7,242	6,630
Realized gain (loss) on commodity price derivative contracts	(48,653)	19,770	(160,278)	33,609
Distributions from investment in equity securities	2,468	2,395	7,350	7,132
Settlement of asset retirement obligations	9,812	3,228	27,747	21,163
Deferred financing costs amortization and other	(8,759)	4,758	3,289	(1,881)
Other non-cash adjustments	6,843	(1,185)	(9,528)	(3,145)
Adjusted EBITDA	871,305	577,775	2,507,825	1,820,512
Cash Interest	(26,013)	(18,486)	(77,984)	(52,755)
CapEx(3)	(381,807)	(333,652)	(1,143,442)	(1,044,680)
Cash taxes paid(4)	(32,000)	(7,000)	(120,382)	(73,099)
Adjusted Free Cash Flow	$431,485	$218,637	$1,166,017	$649,978
___________________
(1)3Q25 and YTD25 primarily include merger and acquisition costs directly attributable to the arrangement with Enerplus.
(2)YTD25 includes non-cash goodwill impairment charge of $539.3 million as a result of the decline in the Company’s market capitalization during 2Q25.

(3)3Q26, 3Q25, YTD26 and YTD25 include $4.5MM, $11.7MM, $8.2MM, and $15.4MM of reimbursable non-op CapEx, respectively, and exclude capitalized interest costs. 3Q26 and YTD26 also includes $6.0MM of reimbursable Marcellus CapEx that exceeded expectations.
(4)Represents actual cash taxes paid presented on a cash basis and does not include changes in accrued tax amounts included in working capital and deferred taxes within our condensed consolidated financial statements.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted Net Income and Adjusted Diluted Earnings Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the Company’s investment in equity securities, impairment, loss on debt extinguishment and other similar non-cash charges (2) merger and acquisition costs and (3) the impact of taxes based on an estimated tax rate applicable to those adjusting items in the same period. Adjusted Net Income is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Per Share is calculated as (i) Adjusted Net Income (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income and the GAAP financial measure of diluted earnings per share to the non-GAAP financial measure of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

	(In thousands)
Net income (loss)	$181,562	$130,111	$815,356	$(39,957)
Net (gain) loss on derivative instruments	246,002	(20,724)	379,607	(82,674)
Realized gain (loss) on commodity price derivative contracts	(48,653)	19,770	(160,278)	33,609
Net (gain) loss from investment in equity securities	(7,186)	4,646	(31,158)	10,507
Distributions from investment in equity securities	2,468	2,395	7,350	7,132
Impairment(1)	8	5	37	539,323
Merger and acquisition costs(2)	—	77	—	8,141
(Gain) loss on sale of assets, net	28	365	(311)	(4,628)
Amortization of deferred financing costs	1,597	1,359	4,717	3,885
Loss on debt extinguishment	—	—	—	3,494
Other non-cash adjustments	6,843	(1,185)	(9,528)	(3,145)
Tax impact(3)	(47,062)	(1,570)	(44,548)	5,572
Adjusted Net Income	335,607	135,249	961,244	481,259
Less: Distributed and undistributed earnings allocated to participating securities	(2,695)	(780)	(7,640)	(2,004)
Adjusted Net Income attributable to common stockholders	$332,912	$134,469	$953,604	$479,255

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Diluted earnings (loss) per share	$3.32	$2.28	$14.59	$(0.70)
Net (gain) loss on derivative instruments	4.49	(0.36)	6.79	(1.45)
Realized gain (loss) on commodity price derivative contracts	(0.89)	0.35	(2.87)	0.59
Net (gain) loss from investment in equity securities	(0.13)	0.08	(0.56)	0.18
Distributions from investment in equity securities	0.05	0.04	0.13	0.12
Impairment(1)	—	—	—	9.43
Merger and acquisition costs(2)	—	—	—	0.14
(Gain) loss on sale of assets, net	—	0.01	(0.01)	(0.08)
Amortization of deferred financing costs	0.03	0.02	0.08	0.07
Loss on debt extinguishment	—	—	—	0.06
Other non-cash adjustments	0.12	(0.02)	(0.17)	(0.05)
Tax impact(3)	(0.86)	(0.04)	(0.78)	0.11
Adjusted Diluted Earnings Per Share	6.13	2.36	17.20	8.42
Less: Distributed and undistributed earnings allocated to participating securities	(0.05)	(0.01)	(0.14)	(0.04)
Adjusted Diluted Earnings Per Share	$6.08	$2.35	$17.06	$8.38

Diluted weighted average shares outstanding (in thousands)	54,745	57,157	55,881	57,195

Tax rate applicable to adjustment items(3)	23.4%	23.5%	23.4%	23.5%
_____________________
(1)YTD25 includes non-cash goodwill impairment charge of $539.3 million as a result of the decline in the Company’s market capitalization during 2Q25.
(2)3Q25 and YTD25 primarily include merger and acquisition costs directly attributable to the arrangement with Enerplus.
(3)The tax impact is computed by applying an estimated tax rate to the adjustments for certain non-cash and non-recurring items.